Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Gopher Protocol, Inc.

We consent to the inclusion in the Form S-1 Registration Statement of Gopher Protocol, Inc. (the “Company”) of our report dated April 11, 2018 relating to our audits of the consolidated balance sheet as of December 31, 2017, and consolidated statements of operations, stockholders’ deficit and cash flows for the year ended December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

February 7, 2019